UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 21, 2018

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Macerich Company (the “Company”) held its annual meeting of stockholders on June 21, 2018 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (1) elected the ten nominees listed below to serve as directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 and (3) approved the compensation of the Company’s named executive officers.

Proposal 1:	Election of Ten Directors to Serve Until the Next Annual Meeting of Stockholders and Until Their Respective Successors are Duly Elected and Qualified.

	For	Against	Abstentions	Broker Non-Votes
Peggy Alford	128,471,271	634,415	51,903	4,273,037
John H. Alschuler	104,450,756	24,667,569	39,264	4,273,037
Eric K. Brandt	126,201,056	2,903,593	52,940	4,273,037
Edward C. Coppola	126,065,422	3,054,604	37,563	4,273,037
Steven R. Hash	125,548,742	3,571,198	37,649	4,273,037
Daniel J. Hirsch	128,709,137	396,512	51,940	4,273,037
Diana M. Laing	125,793,332	3,325,569	38,688	4,273,037
Thomas E. O’Hern	127,642,917	1,476,973	37,699	4,273,037
Steven L. Soboroff	101,948,968	27,169,684	38,937	4,273,037
Andrea M. Stephen	125,307,636	3,811,261	38,692	4,273,037

Proposal 2:	Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2018.

For	Against	Abstentions
132,548,523	775,356	106,747

There were no broker non-votes for Proposal 2.

Proposal 3:	Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

For	Against	Abstentions	Broker Non-Votes
114,260,225	14,510,940	386,424	4,273,037

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

By: ANN C. MENARD

June 25, 2018	/s/ Ann C. Menard
Date	Executive Vice President, Chief Legal Officer and Secretary